Exhibit 99.1

FOR IMMEDIATE RELEASE

ANDREAN HORTON NAMED EXECUTIVE VICE PRESIDENT AND CHIEF LEGAL OFFICER FOR A. SCHULMAN; DAVID MINC TO RETIRE AT THE END OF FISCAL 2016

Akron, Ohio - August 19, 2016 - A. Schulman, Inc. (Nasdaq: SHLM), a leading international supplier of high-performance plastic compounds, powders and resins, today announced the appointment of Andrean R. Horton to executive vice president and chief legal officer, effective September 1, 2016. Horton, 42, succeeds David C. Minc, who will retire from A. Schulman at the end of fiscal 2016 in August. The plan calls for Minc to serve as an attorney and consultant to the Company in connection with the Lucent litigation and other matters.

Horton is currently Vice President, Secretary and Assistant General Counsel, responsible for global legal operations, and she joined A. Schulman in 2010 as its Senior Corporate Counsel, Americas, responsible for the United States, Canada and Latin America. In her roles with A. Schulman, she has provided counsel on a wide range of legal issues, including intellectual property, real estate, contracts, labor and employment, compliance and litigation. Prior to joining A. Schulman, Horton was General Counsel and Corporate Secretary of The Bartech Group, Inc., and held various legal roles at YRC Worldwide Inc. She received a juris doctor degree from Case Western Reserve University School of Law and a bachelor’s degree in political science from the University of Michigan. She is a member of the Association of Corporate Counsel, the State Bar of Ohio and the State Bar of Michigan.

“Andrean’s extensive legal background, coupled with her sound business judgment, makes her the ideal candidate for this position as we continue to transform A. Schulman into a premier specialty chemical organization,” said Joseph M. Gingo, chairman, president and chief executive officer. “The promotion of Andrean is further evidence of our thoughtful approach to succession planning. I have no doubt she will have continued success in this role.”

Minc (67) has served as the Company’s vice president and chief legal officer since 2008. Prior to joining A. Schulman, he was General Counsel and Secretary for Flexsys America L.P., and held senior legal positions with BFGoodrich and Michelin/Uniroyal-Goodrich.

“On behalf of Board and the entire organization, I want to thank Dave for his many valuable contributions to the restructuring, growth and evolution of A. Schulman. His dedicated commitment and sound counsel has helped make A. Schulman the company it is today,” Gingo said. “His willingness to remain available to us as an attorney and consultant is a reflection of both his character and his dedication to the Company. We wish Dave and his family all the very best going forward.”

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers' demanding requirements. The Company's customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 4,900 people and has 57 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.4 billion for the fiscal year ended August 31, 2015. Additional information about A. Schulman can be found at www.aschulman.com.
Use of Non-GAAP Financial Measures
This release includes certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures include net income per diluted share excluding certain items and adjusted EBITDA. These non-GAAP financial measures are considered relevant to aid analysis and understanding of the Company's results and business trends. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures, and tables included in this release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure. The most directly comparable GAAP financial measures for these purposes are net income per diluted share and operating income. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

While the Company believes that these non-GAAP financial measures provide useful supplemental information to investors, there are very significant limitations associated with their use. These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that could cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

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worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

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volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

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uncertainties and unanticipated developments regarding contingencies, such as pending and future litigation and other claims, including developments that would require increases in our costs and/or reserves for such contingencies;

•	the performance of the global automotive and oil and gas markets as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, cyber-attacks or other causes;

•	our current debt position could adversely affect our financial health and prevent us from fulfilling our financial obligations;

•
integration of acquisitions, including most recently Citadel, with our existing business, including the risk that the integration will be more costly or more time consuming and complex or simply less effective than anticipated;

•	our ability to achieve the anticipated synergies, cost savings and other benefits from the Citadel acquisition;

•	substantial time devoted by management to the integration of the Citadel acquisition; and

•
failure of counterparties to perform under the terms and conditions of contractual arrangements, including suppliers, customers, buyers and sellers of a business and other third parties with which the Company contracts.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company's performance are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should consult any further disclosures which are made on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

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Contact
Jennifer K. Beeman
Vice President, Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
Email: Jennifer.Beeman@aschulman.com
www.aschulman.com